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                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE

CONTACT:  DANIEL C. DUNN
          CHIEF FINANCIAL OFFICER
          (314) 771-2400



                    ALLIED HEALTHCARE ANNOUNCES INTENTION TO
                  RENEGOTIATE CREDIT AGREEMENT AND REDUCE STAFF



ST. LOUIS, JULY 28, 2003 - Allied Healthcare Products, Inc. (NASDAQ: AHPI) announced today that it has advised LaSalle Bank that preliminary, unaudited results for the fourth quarter and year ended June 30, 2003, indicate that Allied will not meet required levels of EBITDA (earnings before income taxes, depreciation and amortization) and fixed charge coverage under its revolving credit facility with LaSalle.

         If confirmed when audited results are complete, Allied results would constitute a breach of current credit terms. Therefore, Allied intends to apply to LaSalle for a waiver of the applicable covenants as of June 30, 2003, and to negotiate amendments to the covenants applicable to the 2004 fiscal year when audited results and revised budgets are available. Allied expects that announcement of financial results for the quarter and year ended June 30, 2003, will be deferred until negotiations with LaSalle are completed.

         Allied also announced a reduction in management and administrative staff of about 10 percent that will be implemented immediately. About $900,000 in cost savings will be realized in fiscal 2004 as a result.

         "Allied already has made progress in controlling and reducing production costs while correcting quality, customer service and product delivery issues that caused loss of market share in past years," said Earl R. Refsland, Allied's chief executive officer.

         "We intend to continue progress on costs and focus on building sales of existing products and developing revenue from new products in the coming year," Refsland said.

         Preliminary results for fiscal 2003 indicate that Allied reduced debt by about $2.3 million and made progress in cost reduction and inventory controls, Refsland said. Cost


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savings, however, were more than offset by increases in product liability insurance and employee healthcare costs, which increased more than 30 percent or about $1.8 million over fiscal 2002.

         Preliminary 2003 results also show that Allied sales did not meet expectations. Refsland said he believes that significant personnel changes in Allied's sales organization during fiscal 2003 should begin to show results in 2004.

         Allied Healthcare Products, Inc., is a leading manufacturer of respiratory care products, medical gas equipment and emergency medical products used in a wide range of hospital and alternate care settings.



"SAFE HARBOR" STATEMENT: Statements contained in this release that are not historical facts or information are "forward-looking statements." Words such as "believe," "expect," "intend," "will," "should," and other expressions that indicate future events and trends identify such forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome and future results of operations and financial condition to be materially different than stated or anticipated based on the forward-looking statements. Such risks and uncertainties include both general economic risks and uncertainties, risks and uncertainties affecting the demand for and economic factors affecting the delivery of health care services, and specific matters which relate directly to the Company's operations and properties as discussed in its periodic filings with the Securities and Exchange Commission. The Company cautions that any forward-looking statement contained in this report reflects only the belief of the Company or its management at the time the statement was made. Although the Company believes such forward-looking statements are based upon reasonable assumptions, such assumptions may ultimately prove inaccurate or incomplete. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement was made.


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